UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TPCO HOLDING CORP.
(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

THE PARENT COMPANY
X
GOLD FLORA

INVESTOR PRESENTATION

MAY 2023

LEGAL DISCLAIMERS

Forward Looking Statements

This presentation contains statements that constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian securities legislation. These forward-looking statements relate to, among other things, the benefits of the proposed business combination (the "Business Combination") between TPCO Holding Corp. ("TPCO") and Gold Flora, LLC ("Gold Flora"), including, among other things: the synergies resulting from the Business Combination; the market position, financial profile and expected cost savings to be achieved by the combined company; the benefits of vertical integration and scale; and the timing of the TPCO shareholder meeting to vote on the Business Combination and the timing of the closing of the Business Combination. Words such as "expects", "continue", "will", "anticipates" and "intends" or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on Gold Flora's and TPCO's current projections and expectations about future events and financial trends that they believe might affect their financial condition, results of operations, prospects, business strategy and financial needs, and on certain assumptions and analysis made by each party in light of the experience and perception of historical trends, current conditions and expected future developments and other factors each party believes are appropriate. Forward looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors, including, among others, those related to the inability of the parties to successfully or timely consummate the Business Combination; the risk that any required regulatory approvals (including any requisite stock exchange approval) are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect expected benefits of the Business Combination, if not obtained; the failure to realize the anticipated benefits of the Business Combination; matters discovered by the parties as they complete their respective due diligence investigation of the other parties; the ability to secure a trading exchange for the combined company's common stock; TPCO being restricted from taking certain actions during the interim period of the Business Combination; risks related to the integration of the TPCO and Gold Flora businesses; the failure to satisfy the conditions to the consummation of the Business Combination, including approval of the Business Combination by the shareholders or unitholders of the parties to the Business Combination and the approval of the Supreme Court of British Columbia; risks discussed under the heading "Risk Factors" in TPCO's Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission ("SEC") on EDGAR on March 31, 2022 and on SEDAR on March 31, 2022, as updated by the information under the heading "Risk Factors in TPCO's subsequently filed Form 10-Qs and other documents filed by TPCO with U.S. and Canadian securities regulatory authorities on EDGAR and SEDAR, respectively, including those contained in TPCO's definitive proxy statement and management information circular filed with the SEC on Schedule 14A on May 15, 2023 in connection with the Business Combination (the "Circular"). These risks and uncertainties may cause actual events, results, performance, or achievements to be materially different from future events, results, performance, and achievements expressed or implied by forward looking information and statements herein. Although Gold Flora and TPCO believe that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, neither TPCO nor Gold Flora assume any obligation and disclaim any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking information and statements herein, whether as a result of new information, future events or results, or otherwise.

Additional Information and Where to Find It

TPCO has filed the Circular with the SEC and the applicable Canadian securities regulatory authorities, which contains important information about the Business Combination and related matters. Additionally, TPCO will file other relevant materials in connection with the Business Combination with applicable securities regulatory authorities. **Investors and security holders of TPCO are urged to carefully read the entire Circular (including any amendments or supplements to such document) before making any voting decision with respect to the Business Combination because the Circular contains important information about the Business Combination and the parties to the Business Combination.** The Circular is being mailed to TPCO Shareholders and is accessible on EDGAR and in TPCO's profile on SEDAR.

Investors and security holders of TPCO will be able to obtain a free copy of the Circular, as well as other relevant filings containing information about TPCO and the Business Combination, without charge, at the SEC's website (www.sec.gov), on SEDAR under TPCO's profile (www.sedar.com), or from TPCO by going to TPCO's Investor Relations page on its website at https://ir.theparent.co/financials/sec-filings/default.aspx.

Participants in the Solicitation

TPCO and Gold Flora and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of TPCO proxies in respect of the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from TPCO shareholders in connection with the Business Combination is set forth in the Circular. Other information regarding the participants in the TPCO proxy solicitation and' a description of their direct and indirect interests in the Business Combination, by security holdings or otherwise, is contained in the Circular and other relevant materials to be filed with the SEC and the applicable Canadian securities regulatory authorities in connection with the Business Combination. Copies of these documents may be obtained, free of charge, as described in the preceding paragraph.

U.S. Cannabis Disclaimer

The United States federal government regulates certain drugs through the Controlled Substances Act (the "CSA") and through the Food, Drug & Cosmetic Act ("FDCA"). The CSA schedules controlled substances, including "marihuana" (defined as all parts of the plant Cannabis sativa L. containing more than 0.3 percent THC), based on their approved medical use and potential for abuse. Marihuana, also referred to as cannabis, is classified as a Schedule I controlled substance. The Drug Enforcement Administration ("DEA"), an agency of the U.S. Department of Justice, defines Schedule I drugs, substances or chemicals as "drugs with no currently accepted medical use and a high potential for abuse." The U.S. Food and Drug Administration (the "FDA"), which implements and enforces the FDCA, regulates, among other things, drugs used for the diagnosis or treatment of diseases. The FDA has not approved cannabis as a safe and effective treatment for any medical condition. The FDA has approved drugs containing CBD, a component of the plant cannabis sativa L., for a narrow segment of medical conditions. State laws that permit and regulate the production, distribution and medical-use of cannabis or adult-(recreational) use of cannabis are in direct conflict with the CSA, which makes cannabis and THC distribution and possession federally illegal. Although certain states and territories of the U.S. authorize medical-use cannabis or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, cultivation, and transfer of cannabis, THC and any related drug paraphernalia is illegal and any such acts are criminal acts under any and all circumstances under the CSA. Although the resulting issuer's activities are expected to be compliant with applicable United States state and local law, strict compliance with state and local laws with respect to cannabis does not absolve the resulting issuer of liability under United States federal law, nor does it provide a defense to any federal proceeding which may be brought against the resulting issuer.

TRANSACTION HIGHLIGHTS

1. **TWO EQUALS WITH COMPLEMENTARY ASSETS**
   A CALIFORNIA LEADER THAT CAN EFFECTIVELY COMPETE IN THE LARGEST CANNABIS MARKET IN THE WORLD

2. **EFFICIENT VERTICAL-INTEGRATION IS KEY TO MARGIN EXPANSION**
   CAPTURING MARGINS AND ENHANCING PROFITABILITY ACROSS ALL VERTICALS

3. **STRONG CULTIVATION AND PRODUCTION CAPABILITIES TO FUEL BRANDS**
   A FULL PORTFOLIO OF PRODUCTS TO RETAILERS THAT TARGET CRITICAL CUSTOMER NEEDS

4. **CAPITAL RESOURCES TO "GO ON OFFENSE"**
   COMBINED COMPANY'S STRONG BALANCE SHEET PROVIDES CONSOLIDATION OPTIONALITY

5. **SCALE IS THE WAY TO PROFITABILITY**
   COMBINED COMPANY EXPECTED TO HAVE SUFFICIENT SCALE TO OFFSET FIXED EXPENSE AND ACHIEVE PROFITABILITY GOALS

THE CALIFORNIA CANNABIS MARKET:

INDUSTRY HEADWINDS CREATING OPPORTUNITY FOR SCALED OPERATORS

- The pathway to Federal regulatory reform remains uncertain.
- Despite bipartisan support, SAFE banking legislation is stalled.
- Investor sentiment and access to capital has broadly shifted after years of strong support, now favoring efficient, large-scale operators with positive operating cash flow.
- California wholesale cannabis pricing has been volatile due to oversupply, recently pricing has shown signs of improvement as license holders actively leave the market due to lack of sufficient access to capital.
- More demand for wholesale cannabis and the resulting price increases has led to higher costs on wholesale purchasing for CPG products, lowering profitability.

TACKLING THE CHALLENGE HEAD ON:
BUILDING A SOLID FOUNDATION FOR GROWTH

The Parent Company has streamlined its operations and divested low value assets to focus on core capabilities:

1. Rationalized brand portfolio to strengthen sales and marketing efforts
2. More than tripled statewide omni-channel retail footprint
3. Divested non-core business units to shift to higher margin revenue mix
4. Renegotiated strategic agreement with Roc Nation and SC Branding LLC , reducing ongoing capital commitments
5. Operations optimization initiatives expected to realize approximately $13.6 million in annual expense savings[1]

1. As reported by The Parent Company via press release with its fourth quarter 2022 financial results on March 31, 2023

Despite our progress, opportunities remain:

1. Reducing cash burn
2. Accelerating market share growth
3. Improving gross margin profile
4. Generating sustained free cash flow

THE PARENT COMPANY X GOLD FLORA SYNERGIES:

COMING TOGETHER TO ADDRESS MARKET CHALLENGES & REALIZE OPPORTUNITIES

- The complementary business combination of our two companies will provide scale; critically necessary in order to remain a leader in California and effectively compete in the largest cannabis market in the world
- Bringing Gold Flora's vertically-integrated platform to TPCO will create one of the largest indoor cultivator and retail operators in California
- Capture margins and enhance profitability across all verticals
- Alleviate costs and maintain control of our own destiny by not relying on third-party providers
- Leverage strong brand portfolio with goal of being best-in-class and placing in the top 10 in shelf-space; offering a full portfolio of products to retailers that target critical customer needs
- Become the leading cannabis company in California with the strongest financial profile and balance sheet



COMPLEMENTARY CORE CAPABILITIES DRIVING VALUE FOR OUR STAKEHOLDERS

GOLD FLORA

Cultivation



Operation: Cultivation
Location: Desert Hot Springs, CA
Canopy Square Feet: 72,000*
Licenses: (1) Type 3A Cultivation Licenses, (5) Type 2A Cultivation Licenses

**Options to expand*

Manufacturing



Operation: Manufacturing
Location: Desert Hot Springs, CA
Licenses: (1) Type 6A Non-Volatile Manufacturing

**Available capacity to expand – food service quality kitchen in place.*

Distribution



Operation: Distribution
Locations: San Jose, Costa Mesa, and Desert Hot Springs, CA
Licenses: (5) Type 11 Distribution Licenses
Delivery Hubs: 3
Current # of Brands in Distribution Portfolio: 15

Retail


KING'S CREW

Operation: Retail
Storefronts[1]: (8) Airfield Supply Company, Higher Level and King's Crew

Brands


GOLD FLORA
GOLD FLORA

Operation: Brand
Product Categories: Flower, Pre-Rolls, Disposable Vapes, Merchandise and Accessories
In-House Brands: 6

Retail Locations Sold At: 300+

THE PARENT COMPANY

Delivery


CALIVA

Operation: Delivery
Locations: San Mateo
Delivery Hubs: 1

Retail


CALIVA
OPEN

Operation: Retail
Storefronts: (12) Caliva, Deli by Caliva, Coastal, Varda, and Calma

Brands



Operation: Brand
Product Categories: Flower, Pre-Rolls, Vape Cartridges, Edibles, Topicals, Merchandise and Accessories
In-House Brands: 6

Retail Locations Sold At: 600+

(1) Four stores currently operational; Four additional stores anticipated to be operational by end of 2023.

VERTICAL INTEGRATION:
THE KEY TO CAPTURING FULL MARGINS

INDOOR CULTIVATION	MANUFACTURING	DISTRIBUTION	RETAIL	BRANDS
• Large-scale indoor cultivation critical to controlling supply chain and inventory • Consistent, high-quality flower together with proprietary genetics necessary to build strong brands • Eliminates dependence on unreliable, third-party flower purchased in cash • Support our own brands with flexibility to use flower for various SKUs by utilizing GF's indoor cultivation capacity	• Utilize our trim to produce distillate and terpenes • Have 'banked' oil to produce all products in 2023 • Co-packing onsite with no third-party outsourcing • R&D onsite for new products with strong QC for all products	• No third-party distribution contract – provides more control • In-house sales reps will push our brands out to stores • Combined strength of both companies for larger success in sales volume • Build and deliver 1st party branded products to owned retail stores	• Streamlining retail across the state to improve margins • Obtain lowest prices from brands and vendors • Migrate IT systems to the same platforms together with a single website/brand for all stores	• Optimize and consolidate current brand portfolio • Add additional form factors to cover more market share • Utilize retail platform to launch new products • Target placing in the top 10 brands with shelf space in California

Gold Flora's Desert Hot Springs campus allows for efficiencies, helps ensure quality, and prevents leakage – highly secure.

GOLD FLORA CANNABIS CAMPUS:
PREMIER INDOOR GROWN FLOWER TO DELIVER HIGHER QUALITY PRODUCTS



BLACK LION FARMS™

Location: Desert Hot Springs, CA
Fully Entitled Cannabis Campus Poised For Rapid Growth:

- **Purpose-driven Infrastructure:** Gold Flora built an indoor cultivation facility that produces high-quality flower at a lower cost compared to adaptive re-use cultivation facilities.
- **30+ years cannabis breeding experience:** Deep heirloom and modern genetics collection
- **2023 – 72,000 Sq. Ft. Canopy**


Black Lion Farms Future Cultivation:
Black Lion Farms
Black Lion Farms 2023
Black Lion Labs
GF Distribution

1. California Cultivation Licenses*

- **Indoor – 5.03%** (180 Total)
- Outdoor – 66% (1,945 Total)
- Mixed Light – 22.66% (811 Total)
- Other – 17.94% (642 Total)

**Small and Medium Cultivation Licenses –*
As of March 6, 2023. Other Cultivation Licenses include nurseries, processors, and cottage grows.

2. Gold Flora Cannabis Campus

- Positioned to be one of the largest indoor operators in California
- Some of the lowest tax and Agricultural utility rates in the State
- Ample water supply – Sitting on large aquifer
- Affordable labor pool in Desert Hot Springs

3. Gold Flora Genetics

- Proven strains providing excellent quality and reliable cultivations
- Unique and proprietary genetics sourced from around the world
- Grow, evaluate and select from over 10,000 unique phenotypes annually

IN-HOUSE MANUFACTURING EXPERTISE:
EXTENSIVE PRODUCTION CAPABILITIES

SERVICES

- White Labeling
- Formulations
- Bulk Full Spectrum
- Bulk Distillate
- Bulk Cannabis Terpene Sales
- Packaging
- R&D

PRODUCT CAPABILITIES

- Vapes
- Tinctures
- Edibles
- Infused Pre-Rolls
- Live Rosin
- Live Resin
- Water Hash



Jetfuel
SUPER SESSION
CRUISERS

BRAND & PRODUCT DEVELOPMENT

End-to-end new product development that identifies market needs with focus on quality control and assurance through every step of the supply chain.

PROPRIETARY EXTRACTION PROCESS

Highly refined 100% pure CO_2 full-spectrum cannabis oil using Black Lion Labs trim from its cultivation facility; a cost-saving by-product. Water extraction technology and rosin presses are also currently being added.

CO-PACKING & PRIVATE LABELING

Full-scale manufacturing of Gold Flora and TPCO's suite of products, along with other private white-labeled brands.

FDA STANDARDS

Black Lion Labs is designed to meet the FDA's most rigorous manufacturing standards; providing opportunities in the high-margin health science and nutraceutical markets.

COMPREHENSIVE SUITE OF 10 IN-HOUSE BRANDS:
EXTENSIVE PRODUCT OPTIONS AND RELIABLE SUPPLY

SIGNIFICANT CROSS-SELLING OPPORTUNITIES INTO DIVERSE CUSTOMER BASES TO DRIVE ORGANIC GROWTH

ANNUAL DISTRIBUTION CAPABILITIES

ONLY **13%** OVERLAP OF RETAIL STORES

ONLY **24%** REVENUE OVERLAP OF RETAIL STORES

TOP 30 ACCOUNTS FOR GOLD FLORA **$1.1M** IN TOTAL SALES

* TPCO sells $57K into those doors

TOP 30 ACCOUNTS FOR TPCO **$0.8M** IN TOTAL SALES

* GF sells $191K into those doors

CALIVA™ · CRUISERS · Mirayo by SANTANA™ · MONO GRAM · well. BY CALIVA · GOLD FLORA CALIFORNIA GROWN · aviation · Jetfuel · ROLL BLEEZY · SWORD & STONED

EXPANSIVE STATE-WIDE REACH:
COMBINED RETAIL FOOTPRINT OF 20 LOCATIONS



COASTAL

- Los Angeles – LA County
- Santa Barbara – SB County
- Stockton – San Joaquin County
- Concord – Contra Costa County
- Vallejo – Solano County

CALIVA

- San Jose – Santa Clara County
- Ceres – Stanislaus County

DELI BY CALIVA

- San Jose – Santa Clara County
- Bellflower – LA County
- Hanford – King's County

Varda

- Pasadena – LA County

CALMA

- West Hollywood – LA County

Airfield SUPPLY COMPANY

- San Jose – Santa Clara County
- San Jose – Santa Clara County[3]
- Redwood City – San Mateo County[1]

KING'S CREW LONG BEACH

- Long Beach – LA County
- Costa Mesa – Orange County[1]
- Corona – Riverside County[1]

HigherLevel

- Seaside – Monterey County
- Hollister – San Benito County
- Greenfield – Monterey County[2]

1. Opening Q2 2023
2. Option to Acquire Retail License
3. Expected to be issued by city.

THE PARENT COMPANY x GOLD FLORA:
STRONG PLATFORM FOR TOPLINE GROWTH AND COST SAVINGS

FINANCIAL SUMMARY
($ IN MILLIONS)
TWELVE-MONTHS – ENDED DECEMBER 31, 2022

	Gold Flora	TPCO	Pro Forma
Revenue	**$65.7**	**$83.6**	**$149.3**
COGs	$50.0	$57.6	$108.4
Gross Profit	**$15.7**	**$26.0**	**$40.9**
Gross Margin	*24%*	*31%*	*27%*
Net Income	($21.5)	($237.7)	($129.5)
Adjusted EBITDA[1]	**$7.1**	**($68.4)**	**($61.3)**

(1) This presentation contains the non-GAAP financial measure "Adjusted EBITDA," which is not recognized under GAAP and does not have standardized meaning prescribed by GAAP. As a result, this measure may not be comparable to similar measures presented by other companies. For a reconciliation of "Adjusted EBITDA" to the most directly comparable financial information presented in accordance with GAAP, please see Slide 18 of the presentation with further details in the financial statements provided in the filed Management Information Circular.

- Targeted annualized cost savings between $20 and $25 million.
- Pro forma revenue of $149.3 million for the twelve-months ended December 31, 2022, with 27% gross margin.
- Create a stronger balance sheet with liquidity that cannot be replicated in the current capital markets.
- Optimizing cost structure to maintain control of the combined company's expenses and reduce reliance on third-party providers.
- Vertically-integrated platform to achieve financial and operational efficiency.
- Financial audits of each company have been completed.

TOGETHER A PUBLICLY LISTED LEADER BY REVENUE


2022 REPORTED REVENUES
($USD MILLIONS)
$160M
$140M
$120M
$100M
$80M
$60M
$40M
$20M
$0M
Combined (1)
4Front Ventures
StateHouse
Planet 13
Glasshouse
Cansortium
Goodness Growth
Unrivaled
Leef Brands
Vibe Growth

(1) Represents the pro forma unaudited revenue of each of The Parent Company and Gold Flora for the twelve-month period ended December 31, 2022. The Parent Company believes the pro forma results presented provide relevant and useful information for investors because they clarify each company's operating performance, making it easier to compare the combined results with those of other companies in the same industry as The Parent Company and allow investors to review the performance of these companies in the same way as The Parent Company's management. Since these measures are not calculated in accordance with US GAAP, they should not be considered in isolation of, or as a substitute for, our reported results, and they may not be comparable to similarly named measurements from other companies.

A MERGER OF EQUALS:

CREATING A LEADING VERTICALLY INTEGRATED OPERATOR IN CALIFORNIA

INCREASED SIZE AND SCALE TO BECOME A LEADING OPERATOR IN THE WORLD'S LARGEST CANNABIS MARKET

- 20 RETAIL STORES[1], 12 HOUSE BRANDS, 3 DISTRIBUTION CENTERS, AND 1 MANUFACTURING FACILITY AND 6 CULTIVATION FACILITIES.

SIGNIFICANT SYNERGIES TO DRIVE MARGIN IMPROVEMENT AND ENHANCE PROFITABILITY ACROSS ALL VERTICALS.

- ANTICIPATED ANNUALIZED COST SAVINGS OF $20 - $25 MILLION, FURTHER IMPROVING GROSS MARGIN AND PROFITABILITY WHILE DELIVERING VALUE FOR SHAREHOLDERS.

COMBINED ENTITY EXPECTED TO BE WELL-POSITIONED AS A TOP 10 BRAND PORTFOLIO BY REVENUE.

- COMPLEMENTARY CUSTOMER PRODUCT OFFERING, A DIVERSE VARIETY OF FORM FACTORS AND BRANDS, AND ONLY 13% OVERLAP IN CURRENT COMPANY RETAIL STORE ACCOUNTS.

ESTABLISHING A VERTICALLY-INTEGRATED PLATFORM TO DRIVE FINANCIAL AND OPERATIONAL EFFICIENCY

- ONE OF THE LARGEST INDOOR CULTIVATORS AND RETAIL OPERATORS IN CALIFORNIA.

REDUCTION IN THIRD-PARTY COSTS THROUGH SUPPLY-CHAIN OPTIMIZATION.

- STRATEGICALLY AND COST EFFECTIVELY ELIMINATE THIRD PARTY EXPENSES WHERE APPROPRIATE BY UTILIZING INTERNAL CAPABILITIES TO CONTROL THE VALUE CHAIN.

ENHANCED FINANCIAL PROFILE WITH LOW DEBT AND STRONG BALANCE SHEET.

- WITH PRO FORMA REVENUE OF $149.3 MILLION AND GROSS MARGIN OF 27%[2], THE COMBINED COMPANY WILL BE WELL-POSITIONED TO CAPITALIZE ON MARKET OPPORTUNITIES AS A LEADER IN CALIFORNIA.

(1) Forecast by end of year 2023
(2) Represents the pro forma unaudited revenue and gross margin of each of The Parent Company and Gold Flora for the twelve-month period ended December 31, 2022. The Parent Company believes the pro forma results presented provide relevant and useful information for investors because they clarify each company's operating performance, making it easier to compare the combined results with those of other companies in the same industry as The Parent Company and allow investors to review the performance of these companies in the same way as The Parent Company's management. Since these measures are not calculated in accordance with US GAAP, they should not be considered in isolation of, or as a substitute for, our reported results, and they may not be comparable to similarly named measurements from other companies.

THE PARENT COMPANY x GOLD FLORA:
OVERVIEW & NEXT STEPS

PROPOSED TRANSACTION	• The Business Combination will be completed, subject to the Business Combination Agreement, by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia) and a merger under the laws of the State of California, whereby a newly formed company, Gold Flora Corporation, will, directly or indirectly, acquire all of the issued and outstanding common shares of The Parent Company ("TPCO Shares") and all of the issued membership units in the capital of Gold Flora (the "Gold Flora Units") pursuant to an amalgamation and concurrent merger transaction. As part of such transactions, Gold Flora Corporation will domesticate in the United States as a Delaware corporation pursuant to Section 388 of the Delaware General Corporation Law. • Following completion of the Business Combination, current holders of TPCO Shares will hold approximately 49% of Gold Flora Corporation and current holders of Gold Flora Units will hold approximately 51% of Gold Flora Corporation.
CONSIDERATION TO SHAREHOLDERS	• Under the terms of the Business Combination, holders of TPCO Shares will receive one share of common stock in the capital of Gold Flora Corporation for each TPCO Share held pursuant to the business combination agreement dated February 21, 2023 (the "BCA"). Agreement and holders of Gold Flora Units will receive 1.5233 Gold Flora Corporation Shares for each Gold Flora Unit held pursuant to the BCA, resulting in the issuance of an aggregate of approximately 312,138,271 Gold Flora Corporation Shares. The Business Combination values Gold Flora at $1.50 per Gold Flora Unit and The Parent Company at $0.9847 per TPCO Share.
KEY APPROVALS & CONDITIONS	• In connection with the Business Combination, The Parent Company has filed a definitive statement and management information circular (the "Circular") in connection with an annual general and special meeting of holders of TPCO Shares (the "Meeting") scheduled to be held on June 15, 2023, to approve the Business Combination.
DEAL PROTECTION	• TPCO has entered into voting and support agreements with each of its directors and officers and certain shareholders holding an aggregate of approximately 11% of the issued and outstanding TPCO Shares, pursuant to which these parties have agreed, subject to certain rights of withdrawal, to vote in favor of the Business Combination and not to dispose of their TPCO Shares. • Gold Flora has entered into voting and support agreements with each manager and the majority holder of its membership interests holding an aggregate of 75.9% of the issued and outstanding Gold Flora Units, pursuant to which these parties have agreed, subject to certain rights of withdrawal, to vote in favor of the Business Combination and not to dispose of their Gold Flora Units. • Reciprocal termination fee of $4 million if the transaction is terminated under certain circumstances
ANTICIPATED TIMING	• Anticipated closing in third quarter of 2023, subject to satisfaction of closing conditions and receipt of regulatory approvals

This overview is not intended to summarize all material information relating to the proposed transaction. Please see Slide 2 (Legal Disclaimers) for additional information and where to find it.

RIGOROUS PROCESS COMPLETED

FINANCIAL ADVISORS

HYPERION

FAIRNESS OPINION PROVIDERS

INFOR FINANCIAL GROUP

HYPERION

RECONCILIATION OF NON-GAAP FINANCIAL METRICS

EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP)

($ IN MILLIONS)

TWELVE-MONTHS – ENDED DECEMBER 31, 2022

	Gold Flora	TPCO	Pro Forma Adjustments	Pro Forma Consolidated
EBITDA				
Net loss and comprehensive loss for the year	($21.5)	($237.7)	$122.3	($129.5)
Interest	$20.7	$4.9	($3.2)	$22.4
Taxes	$5.3	($15.0)	($3.7)	($13.4)
Amortization and depreciation	$8.4	$26.8	($17.5)	$17.7
EBITDA	**$12.9**	**($220.9)**	**$97.9**	**($102.8)**
Adjusted EBITDA				
Stock compensation expense	$0.4	$6.0	$3.6	$10.0
Other non-recurring items:				-
Fair value change of contingent consideration	-	$1.0	($1.0)	($0.1)
Change in fair value of investments at FVTPL	-	$0.9	-	$0.9
Loss on disposal of property, plant and equipment and intangible assets	-	$5.1	-	$5.1
Impairment loss	-	$130.6	-	$130.6
Restructuring costs	-	$5.6	-	$5.6
Noncash operating lease expense	($0.0)	$0.2	-	$0.1
Change in fair value of earnout liability	($13.6)	-	-	($13.6)
Bad debt expense	$0.4	$3.2	-	$3.6
Transaction costs	$1.3	-	$6.4	$7.8
Non-recurring inventory adjustments	$5.8	-	-	$5.8
Gain on bargain purchase	-	-	($115.1)	($115.1)
Fair value adjustment to inventory	-	-	$0.8	$0.8
Adjusted EBITDA	**$7.1**	**($68.4)**	**($7.4)**	**($61.3)**

(1) This presentation contains the non-GAAP financial measure "Adjusted EBITDA" which is not recognized under GAAP and does not have standardized meaning prescribed by GAAP. As a result, this measure may not be comparable to similar measures presented by other companies.

THE PARENT COMPANY

X

GOLD FLORA

INVESTOR PRESENTATION

MAY 2023